AMENDMENT TO CONSULTING AGREEMENT

THIS AGREEMENT made the 19th day of October, 2007.

BETWEEN:

FOX PETROLEUM INC., a company incorporated pursuant to
the laws of the State of Nevada, with an office at 64 Knightsbridge,
London SW1X 7JF

(the “Company”)

OF THE FIRST PART

AND:

ALEXANDER CRAVEN, of 64 Knightsbridge, London SW1X
7JF

(the “Consultant”)

OF THE SECOND PART

WHEREAS:

A. The Company is a United States reporting company under the US Securities Exchange Act of 1934;

B. The Company has engaged the Consultant to provide, and the Consultant has provided to the Company, certain management services as the Vice President of Finance of the Company pursuant to a Consulting Agreement dated June 8, 2007 (the “Consulting Agreement”);

C. The Company and the Consultant have agreed to amend the Consulting Agreement on certain terms as hereinafter set out.

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1.	REMUNERATION

1.1	Consultant Fee

Section 2.1 of the Consulting Agreement is hereby deleted and the following substituted therefor:

“2.1 Consultant Fee

In consideration for providing the Duties, the Company shall pay to the Consultant a contract fee (the “Fee”) of ₤7,000 monthly during the Term, payable on the first day of each month, commencing October 1, 2007.”

2.	BALANCE OF TERMS

All other terms of the Consulting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF. the parties hereto have executed this Amendment Agreement as of the date first written above.

FOX PETROLEUM INC.

Per:	/s/ Richard Moore
Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
ALEXANDER CRAVEN in the presence	)
of:	)
)
/s/ J. Brown	)
Signature	)	/s/ Alexander Craven
J. Brown	)	ALEXANDER CRAVEN
Print Name	)
Templar House, Templar Court,	)
Address	)
York, Y023 3YS	)
)
Property Manager	)
Occupation